Exhibit 99.1

DoubleVerify Reports Second Quarter 2023 Financial Results

Increased Revenue by 22% Year-over-Year to $133.7 Million Driven by Global Growth in Social, CTV Measurement and Programmatic Activation

Achieved Net Income of $12.8 Million and Adjusted EBITDA of $40.0 Million, representing a 30% Adjusted EBITDA margin

Agreed to Acquire Scibids, the Global Leader in AI Powered Digital Campaign Optimization

NEW YORK – July 31, 2023 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the second quarter ended June 30, 2023.

“We are pleased to have delivered another quarter of solid growth and profitability and are excited to discuss our recently announced acquisition of Scibids, a global leader in AI-powered digital campaign optimization,” said Mark Zagorski, CEO of DoubleVerify. “Our second quarter performance demonstrates the durability of our core growth drivers - product innovation, channel expansion and global market penetration - and the impressive list of new enterprise logos that we have added to our roster underscore the power of our differentiated market offering. Our agreement to acquire Scibids will take that differentiation a step further, as its proven, AI-powered, real-time optimization algorithms will leverage DV’s media quality and performance data to drive superior KPIs and business outcomes for advertisers. We expect this strategic investment to transform our long-term growth trajectory by making our sizable and successful Activation business more impactful and enhancing our Measurement data all while accelerating DV’s evolution from protection to performance.”

Second Quarter 2023 Financial Highlights:

(All comparisons are to the second quarter of 2022)

●	Total revenue of $133.7 million, an increase of 22%.
●	Activation revenue of $77.9 million, an increase of 29%.
●	Measurement revenue of $45.0 million, an increase of 16%.
o	Media Transactions Measured (“MTM”) for Social and CTV increased by 41% and 32% respectively.
o	International measurement revenue increased by 39% with EMEA growth of 33% and APAC growth of 50%.
●	Supply-Side revenue of $10.8 million, an increase of 4%.
●	Net income of $12.8 million and adjusted EBITDA of $40.0 million, which represented a 30% adjusted EBITDA margin.

Second Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 24% year-over-year in the second quarter primarily due to a 24% increase in Media Transactions Measured (“MTM”), while Measured Transaction Fee (“MTF”) remained unchanged on a year-over-year basis.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the second quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by 51% year-over-year in the second quarter due to volume expansion by large existing global advertisers as well as by new customer activations.

●	Drove global market share growth through product upsells, international expansion and new enterprise logo wins. Notable new business wins include:
○	Expansions: Avis and Swarovski
○	New enterprise customer wins: Uber Brand Marketing, Sam’s Club, Pizza Hut, Revlon, Bose and Ministry of Foreign Affairs, Japan

●	Expanded Meta viewability offering by extending media quality measurement to Facebook and Instagram Reels, a rapidly-growing short-form video environment with high levels of user engagement.

●	Extended media quality measurement to YouTube Shorts, Masthead, and In-feed Video formats.

●	Announced a partnership with Uber providing greater transparency into the quality of ad campaigns across the Uber Journey Ad format in the United States.

●	Signed a multi-year contract with Outbrain to provide DV’s Brand Safety Floor and fraud avoidance solutions beginning in June, ahead of Outbrain’s launch of Onyx, a new branding platform designed to maximize impact of awareness and consideration campaigns.

●	Partnered with TVision to align TVision’s viewer presence and eyes-on-screen attention data with DV’s ad exposure and user engagement attention data to provide the most comprehensive and scalable CTV attention offering in the market.

●	Continued collaboration with Roku to investigate emerging CTV ad fraud schemes, following the successful neutralization of SmokeScreen, a sophisticated ad fraud scheme that targeted CTV devices. The collaboration leverages Roku’s proprietary Advertising Watermark technology and DV’s cutting-edge Fraud Lab and anti-fraud solutions to efficiently identify and mitigate app spoofing.

Strategic Investment and Innovation Day:

●	Announced an agreement to acquire Scibids, a global leader in AI-powered digital campaign optimization, in a cash and stock transaction valued at $125 million and a potential earnout based on Scibids’ achievement of certain performance milestones over 2023.

●	Announced an in-person Innovation Day for the investment community on Thursday, September 14th, from 1pm to 4pm at The Standard Hotel in New York City. The event will also be webcast live with an archived replay available on the following day.

“In the second quarter, we continued to deliver solid results with year-over-year revenue growth of 22% and an adjusted EBITDA margin of 30%, driven by continued international expansion, and product successes in fast-growing sectors such as programmatic activation, Social and CTV,” said Nicola Allais, CFO of DoubleVerify. “In addition to delivering solid growth and high profitability, we took advantage of our debt-free balance sheet and significant cash position to support the pending acquisition of Scibids. We expect this strategic AI investment to fortify our long-term growth profile and allow us to capture a greater share of a large and growing addressable market. With a broadly inline second quarter performance, we are reiterating our full-year 2023 guidance ranges and expect to deliver 24% full year revenue growth and a 31% adjusted EBITDA margin at the midpoints.”

Third Quarter and Full-Year 2023 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Third Quarter 2023:

●	Revenue of $135 to $141 million, a year-over-year increase of 23% at the midpoint.
●	Adjusted EBITDA in the range of $39 to $41 million, representing a 29% margin at the midpoint.

Full Year 2023:

●	Revenue of $557 to $569 million, a year-over-year increase of 24% at the midpoint.
●	Adjusted EBITDA in the range of $171 to $179 million, representing a 31% margin at the midpoint.

With respect to the Company’s expectations under "Third Quarter and Full Year 2023 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its second quarter 2023 financial results at 4:30 p.m. Eastern Time today, July 31, 2023. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	June 30, 2023	December 31, 2022
Assets:
Current assets
Cash and cash equivalents	$295,437	$267,813
Trade receivables, net of allowances for doubtful accounts of $10,757 and $8,893 as of June 30, 2023 and December 31, 2022, respectively	176,007	167,122
Prepaid expenses and other current assets	20,715	10,161
Total current assets	492,159	445,096
Property, plant and equipment, net	54,793	47,034
Operating lease right-of-use assets, net	62,499	64,692
Goodwill	343,682	343,011
Intangible assets, net	122,974	135,429
Deferred tax assets	4,901	35
Other non-current assets	1,657	1,731
Total assets	$1,082,665	$1,037,028
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$8,837	$6,675
Accrued expenses	36,945	33,085
Operating lease liabilities, current	8,851	7,041
Income tax liabilities	—	11,953
Current portion of finance lease obligations	3,139	1,846
Other current liabilities	8,476	8,310
Total current liabilities	66,248	68,910
Operating lease liabilities, non-current	73,369	74,086
Finance lease obligations	3,938	779
Deferred tax liabilities	1,132	12,890
Other non-current liabilities	3,756	3,504
Total liabilities	148,443	160,169
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 167,250 shares issued and 167,234 outstanding as of June 30, 2023; 1,000,000 shares authorized, 165,448 shares issued and 165,417 outstanding as of December 31, 2022	167	165
Additional paid-in capital	787,562	756,299
Treasury stock, at cost, 16 shares and 31 shares as of June 30, 2023 and December 31, 2022, respectively	(528)	(796)
Retained earnings	152,531	127,517
Accumulated other comprehensive loss, net of income taxes	(5,510)	(6,326)
Total stockholders’ equity	934,222	876,859
Total liabilities and stockholders' equity	$1,082,665	$1,037,028

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$133,744	$109,805	$256,338	$206,528
Cost of revenue (exclusive of depreciation and amortization shown separately below)	26,191	18,836	50,143	35,713
Product development	31,941	23,222	60,496	44,810
Sales, marketing and customer support	31,537	24,733	57,249	51,417
General and administrative	19,755	21,529	39,943	41,204
Depreciation and amortization	9,676	8,317	18,659	17,357
Income from operations	14,644	13,168	29,848	16,027
Interest expense	247	223	503	455
Other (income) expense, net	(2,476)	145	(5,210)	191
Income before income taxes	16,873	12,800	34,555	15,381
Income tax expense	4,034	2,510	9,541	512
Net income	$12,839	$10,290	$25,014	$14,869
Earnings per share:
Basic	$0.08	$0.06	$0.15	$0.09
Diluted	$0.07	$0.06	$0.15	$0.09
Weighted-average common stock outstanding:
Basic	166,540	163,610	166,088	163,114
Diluted	172,488	170,223	172,129	170,359
Comprehensive income:
Net income	$12,839	$10,290	$25,014	$14,869
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(377)	(5,634)	816	(7,204)
Total comprehensive income	$12,462	$4,656	$25,830	$7,665

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated
							Other
							Comprehensive
					Additional		Income (Loss)	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2023	165,448	$165	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	1,193	1,193
Shares repurchased for settlement of employee tax withholdings	—	—	30	(787)	—	—	—	(787)
Stock-based compensation expense	—	—	—	—	11,992	—	—	11,992
Common stock issued upon exercise of stock options	527	1	—	—	1,765	—	—	1,766
Common stock issued upon vesting of restricted stock units	182	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(35)	914	(914)	—	—	—
Net income	—	—	—	—	—	12,175	—	12,175
Balance as of March 31, 2023	166,157	$166	26	$(669)	$769,142	$139,692	$(5,133)	$903,198
Foreign currency translation adjustment	—	—	—	—	—	—	(377)	(377)
Shares repurchased for settlement of employee tax withholdings	—	—	57	(1,966)	—	—	—	(1,966)
Stock-based compensation expense	—	—	—	—	15,399	—	—	15,399
Common stock issued under employee purchase plan	49	—	—	—	1,138	—	—	1,138
Common stock issued upon exercise of stock options	711	1	—	—	3,990	—	—	3,991
Common stock issued upon vesting of restricted stock units	333	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(67)	2,107	(2,107)	—	—	—
Net income	—	—	—	—	—	12,839	—	12,839
Balance as of June 30, 2023	167,250	$167	16	$(528)	$787,562	$152,531	$(5,510)	$934,222

Balance as of January 1, 2022	162,347	$162	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	(1,570)	(1,570)
Shares repurchased for settlement of employee tax withholdings	—	—	41	(1,058)	—	—	—	(1,058)
Stock-based compensation expense	—	—	—	—	10,994	—	—	10,994
Common stock issued to non-employees	4	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	572	1	—	—	1,677	—	—	1,678
Common stock issued upon vesting of restricted stock units	195	—	—	—	—	—	—	—
Net income	—	—	—	—	—	4,579	—	4,579
Balance as of March 31, 2022	163,118	$163	91	$(2,860)	$729,899	$88,828	$(2,341)	$813,689
Foreign currency translation adjustment	—	—	—	—	—	—	(5,634)	(5,634)
Shares repurchased for settlement of employee tax withholdings	—	—	320	(8,133)	—	—	—	(8,133)
Stock-based compensation expense	—	—	—	—	9,517	—	—	9,517
Common stock issued under employee purchase plan	41	—	—	—	768	—	—	768
Common stock issued upon exercise of stock options	176	—	—	—	838	—	—	838
Common stock issued upon vesting of restricted stock units	798	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(128)	3,447	(3,447)	—	—	—
Net income	—	—	—	—	—	10,290	—	10,290
Balance as of June 30, 2022	164,133	$164	283	$(7,546)	$737,574	$99,118	$(7,975)	$821,335

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,
(in thousands)	2023	2022
Operating activities:
Net income	$25,014	$14,869
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	3,706	1,997
Depreciation and amortization expense	18,659	17,357
Amortization of debt issuance costs	147	147
Non-cash lease expense	3,293	3,882
Deferred taxes	(16,639)	(3,974)
Stock-based compensation expense	26,980	20,253
Interest expense	25	72
Loss on disposal of fixed assets	5	1,345
Impairment of long-lived assets	—	1,510
Other	209	(302)
Changes in operating assets and liabilities
Trade receivables	(12,214)	(21,942)
Prepaid expenses and other assets	(11,168)	(949)
Trade payables	2,126	2,262
Accrued expenses and other liabilities	(7,979)	(9,978)
Net cash provided by operating activities	32,164	26,549
Investing activities:
Purchase of property, plant and equipment	(7,671)	(13,606)
Net cash (used in) investing activities	(7,671)	(13,606)
Financing activities:
Proceeds from revolving credit facility	50,000	—
Payments to revolving credit facility	(50,000)	—
Payment of contingent consideration related to Zentrick acquisition	—	(3,247)
Proceeds from common stock issued upon exercise of stock options	5,757	2,516
Proceeds from common stock issued under employee purchase plan	1,138	768
Payments related to offering costs	—	(6)
Finance lease payments	(1,028)	(907)
Shares repurchased for settlement of employee tax withholdings	(2,753)	(9,191)
Net cash provided by (used in) financing activities	3,114	(10,067)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	15	(738)
Net increase in cash, cash equivalents, and restricted cash	27,622	2,138
Cash, cash equivalents, and restricted cash - Beginning of period	267,938	221,725
Cash, cash equivalents, and restricted cash - End of period	$295,560	$223,863

Cash and cash equivalents	$295,437	$223,738
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	123	125
Total cash and cash equivalents and restricted cash	$295,560	$223,863
Supplemental cash flow information:
Cash paid for taxes	$41,284	$1,161
Cash paid for interest	$389	$282
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$1,261	$79,565
Acquisition of equipment under finance lease	$5,479	$—
Capital assets financed by accounts payable and accrued expenses	$480	$—
Stock-based compensation included in capitalized software development costs	$411	$258

Comparison of the Three and Six Months Ended June 30, 2023 and June 30, 2022

Revenue

	Three Months Ended June 30,		Change	Change	Six Months Ended June 30,		Change	Change
	2023	2022	$	%	2023	2022	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$77,942	$60,495	$17,447	29%	$147,834	$113,526	$34,308	30%
Measurement	44,989	38,903	6,086	16	86,374	72,737	13,637	19
Supply-side customer	10,813	10,407	406	4	22,130	20,265	1,865	9
Total revenue	$133,744	$109,805	$23,939	22%	$256,338	$206,528	$49,810	24%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, Management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In Thousands)		(In Thousands)
Net income	$12,839	$10,290	$25,014	$14,869
Net income margin	10%	9%	10%	7%
Depreciation and amortization	9,676	8,317	18,659	17,357
Stock-based compensation	15,167	9,259	26,980	20,253
Interest expense	247	223	503	455
Income tax expense	4,034	2,510	9,541	512
M&A and restructuring costs (a)	700	527	700	1,180
Offering, IPO readiness and secondary offering costs (b)	122	—	309	—
Other (recoveries) costs (c)	(266)	2,690	(533)	3,887
Other (income) expense (d)	(2,476)	145	(5,210)	191
Adjusted EBITDA	$40,043	$33,961	$75,963	$58,704
Adjusted EBITDA margin	30%	31%	30%	28%

(a)	M&A and restructuring costs for the three and six months ended June 30, 2023 consist of transaction costs related to the agreement to acquire Scibids Technology SAS (“Scibids”). M&A and restructuring costs for the three and six months ended June 30, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate.
(b)	Offering, IPO readiness and secondary offering costs for the three and six months ended June 30, 2023 consist of third-party costs incurred for an underwritten secondary public offering by certain stockholders of the Company.
(c)	Other recoveries for the three and six months ended June 30, 2023 consist of sublease income for leased office space. For the three and six months ended June 30, 2022, other costs consist of costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, impairment related to a subleased office space and costs related to the disposal of furniture for unoccupied lease office space, partially offset by sublease income.

(d)	Other (income) expense for the three and six months ended June 30, 2023 and June 30, 2022 consist of interest income earned on interest-bearing monetary assets, and of the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2023	2022	2023	2022
Product development	$5,975	$3,544	$10,354	$6,910
Sales, marketing and customer support	4,746	2,587	8,253	6,416
General and administrative	4,446	3,128	8,373	6,927
Total stock-based compensation	$15,167	$9,259	$26,980	$20,253

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Third Quarter and Full-Year 2023 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 1, 2023, Form 10-Q filed with the SEC on July 31, 2023 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com